MUTUAL NON-COMPETITION AGREEMENT

In consideration of the mutual promises contained herein and for such other good and valuable consideration, the receipt and sufficiency are hereby acknowledged, NEXLAND, INC., an Arizona corporation (together with its successors, assigns and other legal representatives, if and where applicable, "Nexland"), and NEXLAND, S.A., a corporation formed under the laws of France (together with its successors, assigns and other legal representatives, if and where applicable, "Nexland France"; together with Nexland, the "Parties," and each a "Party") covenant and agree as follows:

1. Competition. Each Party acknowledges and agrees that the other would suffer injury in the event of competition between them. As such, it is covenanted and agreed as follows:

         (a) Effective as of November 17, 2000, and continuing for a period of five (5) years (the "Restricted Period"), Nexland agrees that it will not, directly or indirectly, operate, organize, maintain, establish, manage, own, participate in any business or venture in any part of Europe (the geographic region of Europe with respect to Nexland France, and the rest of the world with respect to Nexland, are referred to herein as each entity's respective "Restricted Territory") which engages in the business or other areas of activity of Nexland France or is otherwise in competition with products or services being developed, manufactured, marketed, provided or sold by Nexland France, unless such activity shall have been previously agreed to in writing by Nexland France;

         (b) During the Restricted Period, Nexland France agrees that it will not, directly or indirectly, operate, organize, maintain, establish, manage, own, participate in any business or venture in any part of the Restricted Territory of Nexland, which engages in the business or other areas of activity of Nexland or is otherwise in competition with products or services being developed, manufactured, marketed, provided or sold by Nexland, unless such activity shall have been previously agreed to in writing by Nexland;

         (c) During the Restricted Period, neither Party shall, directly or indirectly, divert business from the other.

         (d) Notwithstanding anything herein contained to the contrary, a Party shall not be deemed to be in breach of this Agreement if it enters into an agreement covering the Restricted Territory of the other Party. In such instances, that portion of the agreement concerning the Restricted Territory shall be assigned to the Party having rights under this Agreement over such Restricted Territory. The assignee Party shall pay an amount equal to 20% of such gross sales amount to the assignor Party.

         (e) In the event that either Party receives a commercial inquiry from a third party located in the Restricted Territory of the other, such Party shall refer or otherwise direct the inquiry to the Party holding rights under this Agreement to such Restricted Territory.


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2.       Reasonableness of Restrictions. Each Party has carefully read and considered the provisions of Section 1 hereof and, having done so, agrees that the covenants set forth therein are fair and reasonable and are reasonably required to protect the legitimate business interests of the other. Each Party agrees that if a court of competent jurisdiction holds any of the covenants set forth in Section 1 unenforceable, the court shall substitute an enforceable covenant that preserves, to the maximum lawful extent, the scope, duration and all other aspects of the covenants deemed unenforceable, and that any such covenant substituted by the court shall be immediately enforceable against either Party. The foregoing shall not be deemed to affect the right of the Parties to appeal any decision by a court concerning this Agreement.

3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to the conflict of laws principles thereof.

4. Suits in Florida. The Parties agree that any action or proceeding relating in any way to this agreement shall be brought exclusively in the state or federal court of competent subject matter jurisdiction in Miami-Dade County, Florida. The Parties expressly voluntarily consent to personal jurisdiction and venue in these courts, and expressly waive any objection to jurisdiction or venue in these courts.

5. Severability. Each provision hereof shall be deemed a separate agreement, severally and independently enforceable, regardless of the invalidity or unenforceability of any other provision. Any invalid or unenforceable provision shall be deemed, without further action on the part of the parties, to be modified, amended and limited solely to the extent necessary to render the same valid and enforceable.

6. Waiver of Jury Trial. The parties hereby knowingly, voluntarily and intentionally waive the right either may have to a trial by jury in respect of any litigation based hereon, or arising out of, under or in connection with this agreement and any document executed in connection herewith or related hereto, or any course or conduct, or actions or statements (oral or written) of either party. This provision is a material inducement for the parties to enter into this transaction.

THE UNDERSIGNED HAVE READ ALL OF THE PROVISIONS OF THIS AGREEMENT AND UNDERSTAND AND AGREE TO EACH OF THEM.

NEXLAND, INC., an Arizona corporation      NEXLAND, S.A., a French corporation


By: /s/ Greg Levine                        By: /s/ Daniel I. Sultan
   ------------------------------------       -----------------------------
Name:  Greg Levine                         Name:    Daniel I. Sultan
Title: President                           Title:
Date:                                      Date: